UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 30, 2008 (May 29, 2008)
Artes Medical, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33205	33-0870808

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5870 Pacific Center Boulevard
San Diego, California 92121
(Address of Principal Executive Offices, with Zip Code)
(858) 550-9999
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Director
     On May 29, 2008, the board of directors of Artes Medical, Inc. (the “Company”) appointed Douglas Abel to serve as a director on the Company’s board of directors. Since April 2005, Mr. Abel, age 46, has been serving as the President and Chief Executive Officer and as a director of Manhattan Pharmaceuticals, Inc., a publicly traded pharmaceutical company. Prior to joining Manhattan Pharmaceuticals, Mr. Abel served as the President and Chief Executive Officer of Tarpan Therapeutics, Inc., a privately-held biopharmaceutical company, from November 2004 until April 2005, when Tarpan Therapeutics was acquired by Manhattan Pharmaceuticals. Prior to becoming President and Chief Executive Officer of Tarpan Therapeutics, Mr. Abel served as Vice President of the Dermatology Business Unit at Biogen Idec Inc., where he worked from August 2000 to November 2004. While at Biogen Idec, he led more than 100 employees in support of the launch of AMEVIVE®. Before that, Mr. Abel was at Allergan, Inc. from December 1987 to August of 2000, with his most recent position being Director of Marketing BOTOX®. Mr. Abel received his A.B. in chemistry from Lafayette College and an M.B.A. from Temple University.
     In accordance with the Company’s Director Compensation Program, Mr. Abel will receive an annual board retainer fee of $28,000, and will be reimbursed for his out-of-pocket expenses incurred in connection with attending board meetings. Mr. Abel received a stock option to purchase 12,500 shares of the Company’s common stock, at an exercise price of $0.97 per share, the closing sale price of the Company’s common stock as reported on the NASDAQ Global Market on May 29, 2008, the date of grant. The option shares will vest monthly over a 12 month period. In addition, Mr. Abel received a restricted stock unit award for 6,250 shares of common stock, which will vest on the one year anniversary of the date of grant. The option shares and restricted stock units will vest in full upon a fundamental transaction, as this term is defined in the Company’s 2006 Equity Incentive Plan. Mr. Abel has not been appointed to serve on any of the Company’s board committees.
     Mr. Abel also entered into the Company’s standard forms of Indemnification Agreement and Proprietary Information and Inventions Agreement.
     In February 2008, the Company completed a financing arrangement with Cowen Healthcare Royalty Partners, L.P., or CHRP, to raise $21.5 million. In connection with this financing, the Company entered into an investor rights agreement with CHRP in which it agreed to elect two individuals designated by CHRP to the board, including: (i) an employee of CHRP, or the CHRP Director, and (ii) an individual with relevant experience in the Company’s industry and who is acceptable to a majority of the then serving directors on the Board, or the Industry Director. Todd Davis was appointed to the board as the CHRP Director in February 2008. Mr. Abel has been appointed as the Industry Director. Mr. Abel will serve as a Class III director, with a term expiring at the 2009 annual meeting of the Company’s stockholders. The Company’s board will, subject to its fiduciary obligations, use commercially reasonable efforts to continue to nominate two individuals designated by CHRP to serve as the CHRP and Industry Directors at each election of directors until the earliest to occur of: (i) December 31, 2017, (ii) the date the cumulative payments to CHRP made by the Company pursuant to its agreements with CHRP first exceed a specified multiple of the consideration paid to the Company by CHRP or (iii) upon a change of control.
     There is no family relationships between Mr. Abel and any of the Company’s other executive officers and directors, and no relationship between the Company and Mr. Abel or any other party in which Mr. Abel had a direct or indirect material interest.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 29, 2008, announcing Douglas Abel’s election to the Board of Directors.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: May 29, 2008

Artes Medical, Inc.
By:	/s/ Karla R. Kelly
Karla R. Kelly
Chief Legal Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated May 29, 2008, announcing Douglas Abel’s election to the Board of Directors.